Exhibit D

Exhibit D – Covered Person Information

Name: Amy Xianglin Shi

Business Address: c/o PixelArc LLC, 950 N Kings Rd Unit 218, West Hollywood, CA 90069

Principal Occupation: CEO, PixelArc LLC

Citizenship: United States